BioShaft
Water Technology

August 15, 2011

Bioshaft Water Technology Inc.
1 Orchard Dr., Suite 220
Lake Forest, CA, 92630

RE: CONSULTING AGREEMENT BETWEEN
BIOSHAFT WATER TECHNOLOGY INC. (the "Company")
AND **Canadian Environmental Consulting (CEC)** (the "Consultant")

Further to the discussion between Bioshaft Water Technology Inc. and **Canadian Environmental Consulting (CEC),** below are the terms of the agreement between the Company and the consultant engaging as the operations manager and Business Development Consultant..

AGREEMENT

DATED on this 15th day of August, 2011 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the "Company") and **Canadian Environmental Consulting (CEC)** (the "Consultant").

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render marketing, sales and business development in the form of:

1. Develop and impliment a business development plan for the Middle East.
2. Recruit and train operation project managers and personnel for the Middle East operation.
3. Supervise all the operation design and manufacturing, installation, and maintenance of systems in the Middle East.
4. Provide periodical reports regarding progress of the Middle East operation.
5. Provide technical support to Bioshaft's operations worldwide.
6. Liaison with other managers.

BASHAR AMIN

J.Y

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be through August 15, 2013.

After August 15, 2013 this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1. The Company shall pay the Consultant, as a direct cost to the project being worked on, for the services rendered by the Consultant on the Company's behalf.

2. All other projects under the teaming Agreement, are paid by Zuheir Zahran Company directly.

3. Additionally, special pre-approved expenses are invoiced and paid by the Company directly within 30 days from receiving an invoice from the Consultant.

EXPENSES

The compensation paid by Zuheir Zahran Company, as part of the teaming Agreement, includes reasonable expense in connection with the services stated above such as telephone, facsimile, postage, photocopying, travel and courier expenses. The consultant is responsible for all other expenses including but not limited to: federal and state income taxes and healthcare insurance. The Company agrees to reimburse the Consultant for special pre-approved travel expenses connected with its business outside the Teaming agreement with Zuheir Zahran Company

BASHAR AMIN

BioShaft
Water Technology

COMPANY'S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations. The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information

Provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant's willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties. This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Canadian Environmental Consulting (CEC)

BASHAR AMIN

August 15, 2011

Bashar Amin, Proprietor

BioShaft Water Technology, Inc.

August 15, 2011

Imad Yassine, COO